UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2008

Health Benefits Direct Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51701	98-0438502
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(484) 654-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 29, 2008, Health Benefits Direct Corporation (the "Registrant") amended and restated its Code of Business Conduct and Ethics (the "Code" and, as amended and restated, the "Amended and Restated Code"). The Amended and Restated Code applies globally to the Registrant's corporate directors, executive officers, senior financial officers, and other employees. Most of the revisions to the Code were for the purpose of further updating the Code provisions in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. In addition, various other minor clarifying and conforming changes were made in order to conform the Code to the Registrant's newly adopted Whistleblower Policy.

The foregoing is a summary of the Amended and Restated Code and does not purport to be a complete discussion of the Amended and Restated Code. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Code, a copy of which is attached hereto as Exhibit 14.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Benefits Direct Corporation

February 4, 2008	By:	ANTHONY R. VERDI

Name: ANTHONY R. VERDI
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

14.1	AMENDED AND RESTATED CODE OF BUSINESS CONDUCT AND ETHICS